UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/29/2005

Brooke Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31698

KS	48-1009756
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, KS 66210
(Address of Principal Executive Offices, Including Zip Code)

913-661-0123
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Brooke Credit Corporation and two of its affiliates entered into Amendment No. 5 dated as of August 1, 2005 ("Amendment No. 5") to the Credit and Security Agreement among Brooke Credit Funding, LLC, as Borrower, Brooke Credit Corporation, as Seller and Subservicer, Brooke Corporation, as Master Agent Servicer and Performance Guarantor, Autobahn Funding Company LLC, as the Lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the Agent, dated as of August 27, 2004 ("Credit and Security Agreement"). Amendment No. 5 primarily (1) increased the borrowing limit under the Credit and Security Agreement to $80,000,000 from the $50,000,000 line of credit that existed under such Credit and Security Agreement since August 2004, and (2) added loans made to exclusive agents and agencies of Allstate Insurance Company to the types of loans that qualify for funding through the facility, subject to certain conditions and limitations. The effective date of Amendment No. 5 is July 29, 2005. Brooke Credit Corporation announced the entry into Amendment No. 5 in a press release dated August 1, 2005. A copy of Amendment No. 5 is furnished as Exhibit 10.1 to this current report on Form 8-K and a copy of the press release dated August 1, 2005 is furnished as Exhibit 99.1 to this current report on Form 8-K. Except as amended by Amendment No. 5 and the prior amendments to the Credit and Security Agreement, such Credit and Security Agreement remains in full force and effect upon the terms contained therein.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1        Amendment No. 5 Dated as of August 1, 2005 to Credit and Security Agreement.

Exhibit 99.1        Press Release dated August 1, 2005 announcing increase in lending facility.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Brooke Corporation

Date: August 03, 2005.	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 5 Dated as of August 1, 2005 to Credit and Security Agreement
EX-99.1	Press Release dated August 1, 2005 announcing increase in lending facility